MIDWAY ANNOUNCES RESULTS OF ITS

2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

DENVER, CO – June 12, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) today announces the results of its 2015 Annual General and Special Meeting of Shareholders (the “Meeting”) held in Englewood, Colorado on June 11, 2015.

Election of Directors:

At the Meeting, all nominees listed in the management information and proxy circular for the Meeting were elected as directors of the Company. Detailed results of the vote by ballot are as follows:

Nominee	Votes For (Number)	Votes For (Percent)	Votes Withheld (Number)	Votes Withheld (Percent)
Timothy J. Haddon	122,355,200	97.1%	3,661,617	2.9%
Martin M. Hale, Jr.	109,043,937	86.5%	16,972,880	13.5%
Richard P. Sawchak	119,787,763	95.1%	6,229,054	4.9%
Frank S. Yu	110,870,960	88.0%	15,145,857	12.0%
William M. Zisch	120,455,405	95.6%	5,571,412	4.4%
Trey Anderson*	37,837,838	100%	-	-
*Preferred Director Nominee elected by Series A Preferred Shareholders voting as a separate class

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June 12, 2015

Number of Directors

At the Meeting, the shareholders approved a resolution to set the number of directors of the Company’s board of directors at six, including one Preferred Holder Director to be elected by the holders of the Company’s Series A Preferred Shares. Detailed results of the vote by ballot are as follows: 162,118,268 votes for and 4,107,959 votes against setting the number of the board of directors of the Company at six.

Ratification of the Appointment of Auditors

At the Meeting, the shareholders approved a resolution to ratify the appointment of KPMG LLP as the Company’s auditor for the fiscal year ending December 31, 2015 as follows: 166,468,558 votes for and 3,032,892 votes against ratification of KPMG LLP.

Proposal to Approve Advisory Resolution

The shareholders voted at the Meeting to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers. The results of this vote was as follows: 117,886,561 votes for and 8,130,255 votes against this resolution.

Special Meeting Proposal to Amend the Company’s Articles Resolution

The proposed Amendment to the Articles of the Company regarding Section 26.7(3)(i) was voted upon by the shareholders at the Special Meeting portion of the Meeting. The shareholders voted against the approval of the proposed amendment to grant the holders of the Company’s Series A Preferred Shares preferential governance and nomination rights in the event the Company fails twice to redeem the Series A Preferred Shares. The results of this vote was as follows: 35,415,290 votes for and 56,038,910 votes against this resolution.

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June 12, 2015

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments.

Midway Gold Corp.

Investor Relations phone: 720-979-0900

www.midwaygold.com

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release may contain forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements regarding the vesting of the inducement options: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “target” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements.  Other risks, uncertainties and factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, potential delay of material deliveries, ability to meet debt covenants and obligations, risks related to fluctuations in gold prices; uncertainties related to raising financing in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; ability to meet loan and financing covenants in the future; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

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